UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition.*

On November 7, 2023, CPI Card Group Inc. (the “Company”) issued a press release announcing financial results for its fiscal quarter ended September 30, 2023 (the “Earnings Release”). A copy of the Earnings Release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 1, 2023, the Board of Directors (the “Board”) of the Company appointed Ravi Mallela to serve on the Board of Directors effective November 15, 2023 to fill the current vacancy on the Board. Mr. Mallela was also named to the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Mallela and any other persons pursuant to which Mr. Mallela was selected as a director. There are no transactions involving Mr. Mallela requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Mallela’s compensation for services as a non-employee director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s Proxy Statement dated April 13, 2023, prorated for his service during 2023. A copy of the press release announcing Mr. Mallela’s appointment is attached hereto as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure. *

In connection with the issuance of the Earnings Release, the Company is holding a public conference call on November 7, 2023, during which Scott Scheirman, President and Chief Executive Officer, and Jeffrey Hochstadt, Chief Financial Officer, will provide the presentation attached hereto as Exhibit 99.3. Information regarding access to the conference call and webcast is set forth in the Earnings Release.

Item 8.01 Other Events.

On November 2, 2023, the Company's Board of Directors approved a share repurchase plan authorizing the Company to repurchase up to $20 million of the Company's common stock, par value $0.001 per share (“Common Stock”). This authorization expires on December 31, 2024.

Repurchases of shares of Common Stock under the stock repurchase plan will be made in accordance with applicable securities laws and may be made through open market purchases or through privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.

The extent to which the Company repurchases shares of Common Stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company. The stock repurchase program does not obligate the Company to acquire any particular amount of Common Stock, and it may be suspended or terminated at any time at the Company’s discretion.

*The information furnished under Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
99.1*	Press release issued November 7, 2023, announcing the third quarter results.
99.2*	Press release issued November 7, 2023, announcing appointment of Ravi Mallela to Board of Directors.
99.3*	Presentation of the Company dated November 7, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*The information furnished under Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: November 7, 2023	By:	/s/ Jessica Browne
	Name:	Jessica Browne
	Title:	Deputy General Counsel